UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): January 16, 2004


                            HEALTHSOUTH Corporation
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


            1-10315                                    63-0860407
   ------------------------                  ---------------------------------
   (Commission File Number)                  (IRS Employer Identification No.)


              One HealthSouth Parkway, Birmingham, Alabama   35243
         -------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
             ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events and Required FD Disclosure.

         On January 16, 2004, HEALTHSOUTH Corporation issued a press release entitled "HEALTHSOUTH CURES REMAINING PAYMENT DEFAULT AND ACCOMPLISHES IMPORTANT MILESTONE IN FINANCIAL RESTRUCTURING[;] HEALTHSOUTH RETIRES 3.25% CONVERTIBLE SUBORDINATED DEBENTURES". A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HEALTHSOUTH CORPORATION


                                           By: /s/ Gregory L. Doody
                                               ---------------------------
                                               Name:  Gregory L. Doody
                                               Title: Interim Corporate Counsel
                                                      and Secretary


                                            Dated: January 16, 2004

                                 EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------

99             Press release of HEALTHSOUTH Corporation dated January 16, 2004

                                                                    Exhibit 99

News From

[HEALTHSOUTH GRAPHIC OMITTED]

                                                              January 16, 2004
                                                         For Immediate Release


         HEALTHSOUTH CURES REMAINING PAYMENT DEFAULT AND ACCOMPLISHES
                IMPORTANT MILESTONE IN FINANCIAL RESTRUCTURING

         HEALTHSOUTH RETIRES 3.25% CONVERTIBLE SUBORDINATED DEBENTURES

Birmingham, Alabama - HealthSouth Corporation (OTC Pink Sheets: HLSH) announced today that it refinanced its 3.25% Convertible Subordinated Debentures due April 1, 2003, from the net proceeds of a $355 million loan arranged by Credit Suisse First Boston. The new senior subordinated term loan has an interest rate of 10.375% per annum, payable quarterly, with a 7-year maturity, callable after the third year with a premium. HealthSouth also issued warrants to the lender to purchase 10 million shares of common stock. Each warrant will have a term of 10 years from the date of issuance and an exercise price of $6.50 per share.

With this refinancing, HealthSouth is current on all of its outstanding principal and interest payments due under the Company's various borrowing agreements. HealthSouth intends to remain current on all upcoming payments. The Company will seek to reach agreements with the holders of its other outstanding indebtedness, which may provide for increased interest rate provisions or other consent fees, consistent with the leverage ratios of the Company.

"Today's financing marks an important milestone in HealthSouth's ongoing efforts to complete our restructuring," said Joel C. Gordon, HealthSouth's Acting Chairman. "We appreciate the support of our noteholders, bank lenders and stockholders and thank them for their ongoing cooperation. We believe that this refinancing is a major step towards HealthSouth's full recovery."

About HealthSouth
HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HEALTHSOUTH's financial reporting and related activity calling into question the accuracy of the Company's previously filed financial statements; HEALTHSOUTH'S statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HEALTHSOUTH's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HEALTHSOUTH's management team; HEALTHSOUTH's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HEALTHSOUTH filing a voluntary petition for bankruptcy; HEALTHSOUTH's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HEALTHSOUTH's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto; HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                      ###

          For more information contact Andy Brimmer at 205-410-2777.